                                                                   Exhibit 28.3

                   ASHEVILLE SAVINGS BANK, SSB AND SUBSIDIARY
                              Statements of Income
                                  (Unaudited)

                                            Nine Months Ended September 30,
                                            -------------------------------
                                                 1993             1992
                                                ------           ------
                                                     (in thousands)
INTEREST INCOME:
  Interest on loans                            $15,363           $17,614
  Interest on investment and
    mortgage-banking securities                  2,117             3,158
                                               -------           -------
      Total interest income                     17,480            20,772
                                               -------           -------
INTEREST EXPENSE:
  Interest on deposits                           8,235            11,951
  Interest on borrowed funds                     1,583             2,514
                                               -------           -------
      Total interest expense                     9,818            14,465
                                               -------           -------
NET INTEREST INCOME                              7,662             6,307
PROVISION FOR LOAN LOSSES                          464               463
                                               -------           -------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                7,198             5,844

NONINTEREST INCOME                               3,900             3,845
                                               -------           -------
NONINTEREST EXPENSE:
  Personnel expense                              3,550             3,194
  Occupancy                                      1,463             1,375
  Other                                          4,383             2,754
                                               -------           -------
      Total noninterest expense                  9,396             7,323

Income before income taxes                       1,702             2,366
*Income taxes                                      207             1,183
                                               -------           -------
      Net Income                               $ 1,495           $ 1,183
                                                ======           =======

* - Net of SFAs 109 Cumulative Effect Adjustment of $643.

ASHEVILLE SAVINGS BANK, SSB AND SUBSIDIARIES
BALANCE SHEET (000's) -- UNAUDITED

                                                              9-30-93
                                                             ---------
ASSETS
Cash and Due from Banks (Including Interest-
  Bearing Deposits of $19,606)                                 $29,540
Federal Funds Sold                                               1,150
Investment and Mortgage-Backed Securities                       33,685
Loans                                                          242,825
Less Allowance for Loan Losses                                   1,758
                                                              --------
  Net Loans                                                    241,067
Bank Premises and Equipment                                      5,927
Accrued Interest Receivable                                      2,121
Other Assets                                                     9,897
                                                              --------
     Total Assets                                             $323,387
                                                              ========

LIABILITIES AND RETAINED EARNINGS
Deposits
  Non-interest Bearing                                          $9,381
  Interest Bearing                                             269,820
                                                              --------
      Total Deposits                                           279,201

Advances from Federal Home Loan Bank                            17,000
Other Borrowed Funds                                                59
Accrued Interest Payable                                           268
Other Liabilities                                                1,952
                                                              --------

      Total Liabilities                                        298,480

Retained Earnings                                               24,907
                                                              --------

      Total Liabilities and Retained Earnings                 $323,387
                                                              ========

                   ASHEVILLE SAVINGS BANK, SSB AND SUBSIDIARY
                            Statement of Cash Flows
                                  (Unaudited)

                                                 Nine Months Ended September 30,
                                                 -------------------------------
                                                    1993                1992
                                                   ------              ------
                                                         (in thousands)
OPERATING ACTIVITIES:
Net Income                                        $  1,495            $  1,183
Adjustment to reconcile net income to cash
  provided by (used in) operating activities
    Provision for loan losses and foreclosed
     real estate                                     1,054                 463
    Depreciation and amortization                    1,706               2,186
    Gain on sale of loans, net                        (571)               (706)
    Increase (decrease) in income taxes payable        (26)               (489)
    Deferred income tax cumulative adjustment         (634)
    Dividends on Federal Home Loan Bank stock         (195)               (208)
    Increase (decrease) in accrued interest
     receivable                                        450               1,480
    Increase (decrease) in accrued interest
     payable                                            18                  (6)
    Other                                             (304)              1,482
                                                  --------            --------
     Net Cash Provided by Operating Activities       2,993               5,385
                                                  --------            --------

Investing Activities:
  Loans originated or acquired                     (83,385)            (85,754)
  Loan principal repayments                         49,174              50,372
  Loans sold                                        46,762              49,182
  Proceeds from maturities of investment
    securities                                       8,000              13,998
  Purchase of investment securities                (10,052)            (10,036)
  Purchase of mortgage-backed securities                 0              (5,394)
  Mortgage-backed securities principal
    repayments                                       2,620               1,588
  Other                                                326                 (50)
                                                  --------            --------
      Cash Provided by Investing Activities         13,445              13,906
                                                  --------            --------

FINANCING ACTIVITIES:
  Net decrease in deposits                          (7,741)            (29,736)
  Decrease in borrowed funds                        (2,005)             (5,004)
                                                  --------            --------
      Cash Used in Financing Activities             (9,746)            (34,740)
                                                  --------            --------

Increase (decrease) in Cash and Cash
 Equivalents                                         6,692             (15,449)

Cash and Cash Equivalents -- January 1              22,776              49,931
                                                  --------            --------
Cash and Cash Equivalents -- June 30              $ 29,468             $34,482
                                                  ========            ========